                                                                               .
                                                                               .
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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-Q (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                               Three Months Ended
                                    March 31,
                             ----------------------
                                  2006     2005
                                 ------   ------
                                 (In thousands,
                             except per share data)
BASIC

Net Income                       $  703   $  752
/ Weighted Average Shares         3,813    3,355
                                 ------   ------
Basic Earnings Per Share         $ 0.18   $ 0.22
                                 ======   ======

DILUTED

Net Income                       $  703   $  752
/ Weighted Average Shares         3,884    3,450
                                 ------   ------
Diluted Earnings Per Share       $ 0.18   $ 0.22
                                 ======   ======

*    Per share data has been retroactively adjusted to stock dividends.


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